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Exhibit 4.1

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                            DRESSER INDUSTRIES, INC.

                                       AND

                               TEXAS COMMERCE BANK
                              NATIONAL ASSOCIATION,
                                             Trustee



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                          FIRST SUPPLEMENTAL INDENTURE


                           DATED AS OF AUGUST 6, 1996



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                      Unsecured Debentures, Notes and Other
                            Evidences of Indebtedness




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    FIRST SUPPLEMENTAL INDENTURE, dated as of August 6, 1996, (the "First
Supplemental Indenture") between DRESSER INDUSTRIES, INC., a corporation incorporated and existing under the laws of the State of Delaware
("Company"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as Trustee ("Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Company's unsecured debentures, notes and other evidences of indebtedness from time to time authenticated and delivered pursuant to the Indenture (as defined below), as supplemented hereby:

                             RECITALS OF THE COMPANY

     The Company and the Trustee are parties to that certain Indenture, dated as of April 18, 1996 (the "Indenture"). Section 9.01 of the Indenture provides that the Company, when authorized by its Board of Directors, and the Trustee may amend the Indenture or the Securities, without the consent of any Securityholder to, among other things, make such provisions with respect to matters or questions arising under the Indenture as may be desirable and not inconsistent with the Indenture or with any Board Resolution establishing any series of Securities, provided that such amendment does not adversely affect the rights of Securityholders. This First Supplemental Indenture is being executed for the purpose of modifying the defeasance provisions contained in
Article VIII of the Indenture.

     All things necessary to make this First Supplemental Indenture a valid and legally binding agreement of the Company have been done.

     Capitalized Terms used but not defined herein shall have the meanings ascribed thereto in the Indenture.

     The Company and Trustee hereby agree to amend the Indenture as follows:



                                  ARTICLE I

                            AMENDMENTS TO INDENTURE

SECTION 1.01 RESTATEMENT OF ARTICLE 8.

      Article 8 of the Identure is hereby amended and restated in its entirety as follows:

                                   "ARTICLE 8

                      DISCHARGE OF INDENTURE AND SECURITIES

      SECTION 8.01.  SATISFACTION AND DISCHARGE OF INDENTURE.  If at any time
(a) the Company shall have paid or caused to be paid the Principal of and interest on all the Securities of any series outstanding hereunder, as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced as provided in Section 2.07 or paid), and if, in any such case, the

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Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to Securities of such series, then this Indenture shall cease to be of further effect with respect to Securities of such series (except as to (i) rights of registration of transfer and exchange, and the Company's right of optional redemption, if any, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) the rights, obligations and immunities of the Trustee hereunder, (iv) the rights of the Securityholders of such series as beneficiaries hereof with respect to the property deposited with the Trustee payable to all or any of them, (v) all other obligations of the Company in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08 and 8.06 and (vi) the Company's rights pursuant to Sections 7.08, 8.05 and 8.06), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to Securities of such series. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

      SECTION 8.02.  LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

     (a) The Company may, at its option by a Board Resolution, at any time, with respect to Securities of any Series, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities of such series upon compliance with the conditions set forth in paragraph (d).

     (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities of such series on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of such series, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities of such series to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the Principal of and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.02, 2.03, 2.05, 2.06, 2.07 and 4.06 and, with respect to the Trustee, under Sections 7.07 and 7.08, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.02 and Sections 8.04, 8.05, 8.06 and 8.07. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to such Securities.

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     (c)  Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Sections 4.02 through 4.05 and from the operation of Sections 6.01(4), 6.01(5), 6.01(6) and 6.01(7) (except for obligations mandated by the TIA) with respect to the outstanding Securities of such series on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and such Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants and provisions, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with any such covenant shall not constitute a Default or an Event of Default under Section 6.01(3), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

     (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities of any series:

          (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee funds in cash and/or U.S. Government Obligations sufficient without reinvestment thereof, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge not later than one day before the due date of any such payments, and which shall be applied by the Trustee to pay and discharge when due, Principal of and interest on the Securities of such series to Stated Maturity or redemption, as the case may be, not theretofore delivered to the Trustee for cancellation; PROVIDED that in order to have money available on a payment date to pay Principal or interest on the Securities of such series, the U.S. Government Obligations shall be payable as to principal and interest on or before such payment date in such amounts as will provide the necessary money;

          (ii) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (which may be based on an Internal Revenue Service ruling) to the effect that the Holders of the outstanding Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and legal defeasance or covenant defeasance, as the case may be, and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and legal defeasance or covenant defeasance had not occurred; and

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          (iii) such deposit, legal defeasance or covenant defeasance, as the case may be, and discharge will not cause the Securities of such series to be delisted from any securities exchange on which they are the listed.


      SECTION 8.03. SATISFACTION AND DISCHARGE OF SECURITIES. Securities of a series shall be deemed to have been paid in full as between the Company and the respective Holders (and future Holders) of Securities of such series upon the satisfaction and discharge of the Indenture with respect to Securities of such series pursuant to Section 8.01 or 8.02(b), except that in the case of such satisfaction and discharge as a result of compliance with Section 8.02(b), the Securities of such series shall be deemed to have been paid in full as between the Company and the respective Holders (and future Holders) of Securities of such series only if the deposit in trust with the Trustee by the Company of the funds in cash and/or U.S. Government Obligations as provided in Section 8.02 is not subsequently deemed a preference under the United States Bankruptcy Code as then in effect.

      SECTION 8.04. APPLICATION BY TRUSTEE OF MONEY OR U.S. GOVERNMENT OBLIGATIONS. Subject to Section 8.06, all money or U.S. Government Obligations deposited with the Trustee pursuant to Section 8.02 shall be held in trust and applied by it to the payment, either directly or through the Paying Agent to the Holders of the particular Securities of such series for the payment or redemption of which such money or U.S. Government Obligations shall have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest but money so held in trust need not be segregated from other funds except to the extent required by law.

      SECTION 8.05. REPAYMENT OF MONEY OR U.S. GOVERNMENT OBLIGATIONS BY PAYING AGENT. All money or U.S. Government Obligations held by the Paying Agent pursuant to Section 8.05 shall, upon demand of the Company, be paid or delivered to the Trustee and thereupon the Paying Agent shall be released from all further liability with respect to such money or U.S. Government Obligations.

      SECTION 8.06. RETURN OF MONEY, SECURITIES OR U.S. GOVERNMENT OBLIGATIONS. The Trustee and the Paying Agent shall promptly pay to the Company upon request any money, U.S. Government Obligations or Securities that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount required under Section 8.02. Any money or U.S. Government Obligations deposited with or paid to the Trustee or the Paying Agent for the payment of the Principal of, or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such Principal or interest shall become due and payable, shall, upon the request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, be repaid or delivered to the Company by the Trustee for such series or by the Paying Agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder

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may be entitled to collect, and all liability of the Trustee or the Paying
Agent with respect to such money or U.S. Government Obligations shall thereupon cease.

     SECTION 8.07. REINSTATEMENT. If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with
Section 8.02."


                                  ARTICLE II

                                 MISCELLANEOUS

SECTION 2.01. CONFIRMATION OF INDENTURE. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

SECTION 2.02. CONCERNING THE TRUSTEE. The Trustee assumes no duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Indenture. Simultaneously with and as a condition to the execution of this First Supplemental Indenture, the Company is delivering to the Trustee an Officers' Certificate and an Opinion of Counsel stating that the amendment of the Indenture as set forth in this First Supplemental Indenture is authorized or permitted pursuant to the Indenture and that it complies with the provisions thereof.

SECTION 2.03. GOVERNING LAW. This First Supplemental Indenture, the Indenture and the Securities issued thereunder shall be governed by and construed in accordance with the internal laws of the State of Texas.

SECTION 2.04. SEPARABILITY. In case any one or more of the provisions contained in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture, but this First Supplemental Indenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

SECTION 2.05. COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused the First Indenture Supplement to be duly executed and the Company has caused its seal to be hereunto affixed and attested, all as of the day and year first above Written.

                              DRESSER INDUSTRIES, INC.



                              By
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                                      B. D. St. John
                                      Vice Chairman
Attest:



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     Rebecca R. Morris
     Secretary


                              TEXAS COMMERCE BANK
                                NATIONAL ASSOCIATION



                              By
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                                      Eric C. Lokker

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STATE OF TEXAS      )
                    ) ss:
COUNTY OF DALLAS    )

     On the 6th day of August in the year one thousand nine hundred and ninety-six before me personally came B. D. St. John to me known who, being by me duly sworn, did depose and say that he is Vice Chairman of DRESSER INDUSTRIES, INC., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                        -------------------------------------
                                        Notary Public





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STATE  OF TEXAS    )
                   ) ss:
COUNTY OF HARRIS   )

     On the 6th day of August in the year one thousand nine hundred and ninety-six before me personally came Eric C. Lokker to me known who, being by me duly sworn, did depose and say that he is ______________________ of TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association and one of the entities described in and which executed the above instrument, and that he signed his name thereto by authority of the Board of Directors of said entity.

                                        -------------------------------------
                                        Notary Public